Exhibit 99.1

STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned plan administrator of Nabi Savings & Retirement Plan (the “Plan”) hereby certifies that, as of the date of this statement, the Plan’s annual report on Form 11-K for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), and that, to the best of its knowledge, information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of and for the year ended December 31, 2002.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Act or otherwise subject to the liabilities of the Act or any other federal or state law or regulation.

Date: June 30, 2003	Nabi Biopharmaceuticals, plan administrator

By: /s/ Mark Smith Name: Mark L. Smith Title: Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

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